CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

CLIPPER FUND, INC.
BEVERLY HILLS, CALIFORNIA

We consent to the incorporation by reference in the Statement of Additional information constituting part of this Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of our report dated January 24, 1997, with respect to the financial statements of Clipper Fund, Inc. included in the 1996 Annual Report to Shareholders. We also consent to the reference to our Firm in the Statement under the heading "Miscellaneous Information" and in the related Prospectus under the heading "Financial Highlights."

                                          /s/
                                          ERNST & YOUNG LLP

Los Angeles, California
April 10, 1997